Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
August 7, 2017	Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon announces increase of cash cap and satisfaction of

financing condition in its previously announced private

tender and exchange offers for 17 series of notes

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced that it is increasing the Cash Cap (as defined below) from $2.0 billion to $3.0 billion with respect to the private tender and exchange offers for 17 series of notes previously announced on July 31, 2017.

As previously announced, Verizon is offering, for its own account and on behalf of its wholly-owned subsidiary, GTE LLC, to purchase the outstanding series of notes listed below (the “Old Notes”) for (i) cash (the “Cash Offers”) or (ii) newly issued debt securities of Verizon (the “New Notes”) (and additional cash amounts for specified series of Old Notes) (the “Exchange Offers” and, together with the Cash Offers, the “Offers”), in each case on the terms and subject to the conditions set forth in the Tender and Exchange Offer Statement dated July 31, 2017 (the “Tender and Exchange Offer Statement” and, together with the accompanying letter of transmittal and eligibility letter, the “Offer Documents”). As described in the Tender and Exchange Offer Statement, the total amount of cash Verizon will pay to purchase Old Notes that are validly tendered and accepted under the Cash Offers (the “Cash Cap”) was originally limited to $2.0 billion (and is now increased to $3.0 billion). The cash payments for accrued and unpaid interest on such Old Notes to, but not including, the date on which such Old Notes are settled by Verizon are not limited by the Cash Cap.

In addition, Verizon today announced that it has priced new issuances of debt securities expected to provide gross proceeds of approximately $3.94 billion. Verizon has therefore satisfied the Financing Condition to the Cash Offers (and Verizon’s separate cash tender offers, as described below, which are subject to the same financing condition), pursuant to which Verizon is required to have priced at or prior to the applicable Early Participation Date (as defined below) (or if Verizon elects not to exercise its Early Settlement Right, the applicable Expiration Date (each as defined in Verizon’s press release announcing the Offers dated July 31, 2017 (the “Launch Press Release”)), on terms satisfactory to Verizon in its reasonable judgment, in one or more capital markets financing transactions, debt securities expected to provide gross proceeds of at least $3.0 billion (or its equivalent in foreign currencies).

Except as described in this press release, all other terms and conditions of the Offers described in the Offer Documents remain unchanged, including the “Early Participation Date” and the “Withdrawal Date,” each of which is 5:00 p.m. (New York City time) on August 11, 2017 (unless extended with respect to any Offer or earlier terminated by Verizon), and the Expiration Date, which is 11:59 p.m. (New York City time) on August 25, 2017 (unless extended with respect to any Offer). To be eligible to receive the Total Consideration (as defined in the Launch Press Release), which includes the Early Participation Payment (as defined in the Launch Press Release), Eligible Holders (as defined below) must validly tender their Old Notes at or prior to the Early Participation Date.

This press release relates only to the Offers and does not change any terms or conditions of Verizon’s separate cash tender offers, for its own account and on behalf of certain of its wholly-owned subsidiaries, to purchase 29 other series of their outstanding notes previously announced on July 31, 2017.

The following table lists the Old Notes:

Acceptance Priority Level	CUSIP Number	Issuer	Title of Security	Principal Amount Outstanding
	Floating Rate Notes
1	92343VBM5	Verizon Communications Inc.	Floating Rate Notes due 2018	$1,750,000,000
2	92343VCA0	Verizon Communications Inc.	Floating Rate Notes due 2019	$500,000,000
3	92343VDE1	Verizon Communications Inc.	Floating Rate Notes due 2019	$400,000,000
	Fixed Rate Notes
4	362320AZ6	GTE LLC(1)	6.840% Debentures due 2018	$294,121,000
5	92343VBP8	Verizon Communications Inc.	3.650% Notes due 2018	$2,093,214,000
6	92343VCB8	Verizon Communications Inc.	2.550% Notes due 2019	$310,701,000
7	92343VDF8	Verizon Communications Inc.	1.375% Notes due 2019	$586,742,000
8	92343VCH5	Verizon Communications Inc.	2.625% Notes due 2020	$1,323,711,000
9	92343VCC6	Verizon Communications Inc.	3.450% Notes due 2021	$1,000,000,000
10	92343VDG6	Verizon Communications Inc.	1.750% Notes due 2021	$1,000,000,000
11	362320AT0	GTE LLC(1)	8.750% Debentures due 2021	$193,079,000
12	92343VBC7	Verizon Communications Inc.	3.500% Notes due 2021	$1,850,000,000
13	92343VCN2	Verizon Communications Inc.	3.000% Notes due 2021	$1,500,000,000
14	92343VBJ2	Verizon Communications Inc.	2.450% Notes due 2022	$1,750,000,000
15	92343VBQ6	Verizon Communications Inc.	4.500% Notes due 2020	$4,000,000,000
16	92343VAX2	Verizon Communications Inc.	4.600% Notes due 2021	$1,500,000,000
17	92343VBR4	Verizon Communications Inc.	5.150% Notes due 2023	$7,584,189,000

(1)	The series of Old Notes issued by GTE LLC, a wholly-owned subsidiary of Verizon, were originally issued by its predecessor, GTE Corporation.

Only holders who have duly completed and returned an eligibility letter certifying that they are either (1) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who are “Non-U.S. qualified offerees” (as defined in the eligibility letter) are authorized to receive the Tender and Exchange Offer Statement and to participate in the Offers (each such holder, an “Eligible Holder”).

Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Offers. Questions or requests for assistance related to the Offers, including for assistance in completing an eligibility letter, or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The eligibility letter can be accessed at the following link: http://gbsc-usa.com/eligibility/verizon.

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Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that holder to be able to participate in, or withdraw their instruction to participate in, the Offers before the deadlines specified herein and in the Offer Documents. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer Documents.

This announcement is for informational purposes only. This announcement does not constitute an offer to purchase or a solicitation of an offer to purchase any securities of Verizon in any transaction. The Offers are being made solely pursuant to the Offer Documents. The Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.